EMPLOYEE RESTRICTED STOCK UNIT AWARD AGREEMENT
AFLAC INCORPORATED
Columbus, Georgia 31999
(hereinafter called “the Company”)

#ParticipantName#

This Employee Restricted Stock Unit Award Agreement (the “Agreement”) is made effective as of #GrantDate#, by and between the “Company” and #ParticipantName# (the “Participant”), subject to the terms and conditions of this Agreement, the attached Notice of Grant of Restricted Stock Units (the “Notice of Grant”), which forms a part hereof, and the Aflac Incorporated 2004 Long-Term Incentive Plan (as Amended and Restated February 14, 2017) and its amendment dated August 9, 2022 (the “Plan”).
A.Award. The Company hereby grants to the Participant an Award of #QuantityGranted# Restricted Stock Units (“Stock Units”), each representing the right to receive a share of Aflac Incorporated Common Stock, par value $.10 per share (a “share”), subject to the terms and conditions set forth herein and in the Plan.
B.Forfeiture. Except as otherwise provided in Paragraph C, below, upon termination of the Participant’s employment with the Company and all of its Affiliates, any Stock Units which are not already vested pursuant to Paragraph C, below, or as otherwise provided in the Plan, shall be immediately forfeited by the Participant. In the case of a Participant who served as a non-employee sales associate of an Affiliate of the Company immediately before becoming an employee, if such Participant voluntarily terminates employment with the Company or an Affiliate but continues immediately thereafter to perform bona fide services for an Affiliate as a sales associate, the Participant shall be treated as continuing employment with the Company or an Affiliate for purposes of this Agreement. If the Committee or its delegate determines, in its sole discretion, that such a Participant is no longer providing bona fide services to an Affiliate as a sales associate, the Participant shall be deemed to have terminated employment for purposes of this Agreement on the date as of which such services are determined to have ceased. The Committee may require the Participant to provide such evidence of continuing services as it deems appropriate. The Committee may establish policies and procedures to be followed by the Committee or its delegate in determining whether a Participant is providing bona fide services as a sales associate, and such policies (including any amendments or modifications thereto) shall be considered part of this Agreement and shall be binding on the Participant.
C.Vesting. The Stock Units shall vest on one or more calendar dates as set forth in the Notice of Grant; provided that (i) upon the death or Disability of the Participant while employed by the Company or an Affiliate, all outstanding Stock Units shall become immediately fully vested; and (ii) the vesting requirements shall be deemed fully satisfied as a result of retirement eligibility upon the latest of (A) the one-year anniversary of the grant date, (B) the Participant’s attainment of age 65 or older while employed with the Company and its Affiliates, or (C) the Participant’s attainment of age 55 and completion of 10 Years of Service while employed with the Company and its Affiliates. For the purposes of this Agreement, “Disability” means a physical or mental condition either (i) that qualifies the Participant for long-term disability benefits under a long-term disability plan maintained by the Company or an Affiliate employing the Participant; or (ii) if earlier or if the Participant is not covered by such a plan, that the Company determines would qualify the Participant for disability benefits under the U.S. Social Security system (whether or not the Participant is covered by such system or is found by the U.S. Social Security Administration to be so qualified). For the purposes of this Agreement, “Years of Service” means a Participant’s complete 12-month periods of continuous employment (excluding any periods in which the Participant incurs a break in service) with the Company and its Affiliates. A Participant’s Years of Service shall include employment by a predecessor employer whose stock or substantially all of whose assets are acquired by the Company, to the extent determined by the Committee or its designee.
D.Delivery of Shares. Within 74 days after the calendar vesting date set forth in the Notice of Grant, the Company shall deliver a number of shares equal to the number of vested shares. In the event that any Stock Units vest prior to the applicable calendar vesting date set forth in the Notice of Grant due to the Participant’s Disability or retirement eligibility, the shares subject to such Stock Units shall not be delivered to the Participant until the applicable calendar vesting date. Notwithstanding the foregoing provisions of this Paragraph D, if any Stock Units become vested upon a Participant’s death, or if the Participant dies after becoming vested in Stock Units due to Disability or retirement eligibility, shares in respect of such Stock Unit shall be delivered to the Participant’s beneficiary no later than the end of the calendar year immediately following the year of the Participant’s death.

E.Dividends. Dividends are paid in the form of shares rather than cash. The number of Stock Units shall be increased by the number of shares that would have been received as a dividend had the Stock Units been outstanding shares. Additional Stock Units credited under this Section shall vest or be forfeited and shares shall be delivered to the Participant, at the same time as the Stock Units to which they relate.

F.Miscellaneous.

1.No Rights as a Stockholder. Prior to delivery of shares pursuant to Paragraph D, the Participant shall have no rights of a stockholder of the Company, including the right to vote such shares or to receive any cash dividends.
2.No Additional Rights. Neither this Agreement nor any of the transactions contemplated hereby shall affect any right of the Participant to continue as an employee of the Company or any Affiliate or otherwise to provide services to the Company or any Affiliate or any of the terms or conditions of any such service.
3.Restriction on Transfer. Except as otherwise provided in the Plan, the Participant may not transfer or assign any of the Participant’s rights with respect to this Award, whether voluntary or involuntary, by operation of law or otherwise. Unless the Committee determines otherwise, if a Participant makes any attempt to transfer or assign the rights with respect to this Award, the Award shall be immediately forfeited by the Participant without consideration at any time.
4.Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) by mail, or (c) by electronic communication. The addresses for such notices shall be set out in the Notice of Grant. Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.
5.Securities Laws Requirements. The Company shall not be obligated to transfer any shares to the Participant free of restrictions on transfer if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (or any other federal or state statutes having similar requirements as may be in effect at the time transfer otherwise would be made).
6.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
7.Incorporation of Plan. The Plan is hereby incorporated by reference into this Agreement and made a part hereof, and the Stock Units, the shares and this Agreement shall be subject to all terms and conditions of the Plan.
8.Amendments. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without the Participant’s consent.
9.Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.
10.Authority of the Board. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.
11.Representations. The Participant hereby acknowledges that the Participant has reviewed with the Participant’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
12.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement and that the Participant has read and understands the terms and provisions thereof, and accepts the Stock Units and shares subject to all the terms and conditions of the Plan and this

Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.
13.Authorization. The Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to take such steps as may be necessary to carry out any of the transactions contemplated by this Agreement.
14.Withholding Requirements. The Company’s obligations under this Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to the Participant (including the shares to be delivered upon vesting of Stock Units), and/or to deduct a number of Stock Units equal in value to any withholding amounts owed before the delivery of shares pursuant to Paragraph D.
15.Certain Defined Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.
16.Interpretation. Headings to provisions of this Agreement are intended for convenience of reference only and shall have no effect on the interpretation of this Agreement.
17.Severability. If any provision of this Agreement is held to be invalid or unenforceable, the other provisions of this Agreement shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in this Agreement.
18.Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that federal law is controlling.

AFLAC INCORPORATED
By: Daniel P. Amos
Title: Chairman and Chief Executive Officer

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